Exhibit 32

SECTION 906 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER OF

BOISE INC. AND BZ INTERMEDIATE HOLDINGS LLC

We are providing this Certificate pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C., Section 1350. It accompanies the Quarterly Report on Form 10-Q of Boise Inc. and BZ Intermediate Holdings LLC for the quarter ended September 30, 2010 (the Report).

I, Alexander Toeldte, chief executive officer of Boise Inc. and BZ Intermediate Holdings LLC, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Boise Inc. and BZ Intermediate Holdings LLC.

/s/ Alexander Toeldte	/s/ Alexander Toeldte
Alexander Toeldte Chief Executive Officer Boise Inc.	Alexander Toeldte Chief Executive Officer BZ Intermediate Holdings LLC

I, Robert M. McNutt, chief financial officer of Boise Inc. and BZ Intermediate Holdings LLC, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Boise Inc. and BZ Intermediate Holdings LLC.

/s/ Robert M. McNutt	/s/ Robert M. McNutt
Robert M. McNutt Chief Financial Officer Boise Inc.	Robert M. McNutt Chief Financial Officer BZ Intermediate Holdings LLC

Date: November 3, 2010

A signed original of this written statement required by Section 906 will be retained by Boise Inc. and BZ Intermediate Holdings LLC and furnished to the Securities and Exchange Commission or its staff upon request.